Exhibit 99.1
TIMCO AVIATION SERVICES, INC. ANNOUNCES COMMENCEMENT OF OFFER
FOR EARLY CONVERSION OF ITS OUTSTANDING SENIOR AND
JUNIOR SUBORDINATED CONVERTIBLE PIK NOTES INTO COMMON STOCK
     Greensboro, North Carolina, August 17, 2005 — TIMCO Aviation Services, Inc. (OTCBB:TMAS) today announced that it has commenced its previously announced offer to the holders of its 8% senior subordinated convertible PIK notes due 2006 (“Senior Notes”) and to the holders of its 8% junior subordinated convertible PIK notes due 2007 (“Junior Notes”, and collectively with the Senior Notes, the “Notes”) for an early conversion of their Notes into shares of the Company’s authorized but unissued common stock (“Common Stock”). In connection with the offer, the Company is also soliciting consents from the holders of the Senior Notes to proposed amendments to remove all material covenants from the indenture governing the Senior Notes. The offer and consent solicitation will expire at 5:00 p.m., New York City time on September 20, 2005, unless extended.
     In the offer and consent solicitation, holders will be given the opportunity to convert their Notes into the same number of shares of Common Stock that they would otherwise have received upon the maturity of the Notes. However, Noteholders who participate in the offer and consent solicitation will be given the opportunity to participate in the Company’s previously announced rights offering.
     This press release is not an offer or solicitation for the early conversion of the Notes into Common Stock, which can only be made on the terms and subject to the conditions described in the Tender Offer Statement (including an offering circular, a related letter of transmittal and other offer documents) filed with the U.S. Securities and Exchange Commission (“SEC”). The Tender Offer Statement is being made available to all holders of Notes at no expense to them. The Tender Offer Statement is also available at no charge at the SEC’s website at www.sec.gov. The Tender Offer Statement contains important information that should be read carefully before any decision is made with respect to the offer and consent solicitation.
     The Company also announced that it will hold its 2005 annual meeting of stockholders on Friday, October 7, 2005, and that it has established the close of business on August 24, 2005 as the record date for notice to stockholders entitled to vote at the annual meeting.
     TIMCO Aviation Services, Inc. is among the world’s largest providers of aviation maintenance, repair and overhaul (MRO) services for major commercial airlines, regional air carriers, aircraft leasing companies, government and military units and air cargo carriers. The Company currently operates four MRO businesses: Triad International Maintenance Corporation (known as TIMCO), which, with its four active locations (Greensboro, NC; Macon, GA; Lake City, FL and Goodyear, AZ), is one of the largest independent providers of heavy aircraft maintenance services in the world and also provides aircraft storage and line maintenance services; Brice Manufacturing, which specializes in the manufacture and sale of new aircraft seats and aftermarket parts and in

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the refurbishment of aircraft interior components; TIMCO Engineered Systems, which provides engineering services both to our MRO operations and our customers; and TIMCO Engine Center, which refurbishes JT8D engines and performs on-wing repairs for both JT8D and CFM-56 series engines. Visit TIMCO online at www.timco.aero.
     This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. A number of factors, including those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, could adversely affect the Company’s ability to obtain these results. Copies of the Company’s filings with the U.S. Securities and Exchange Commission are available from the SEC or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

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